    Exhibit 99.1

OUTFRONT Media Reports First Quarter 2025 Results

Revenues of $390.7 million

Operating income of $13.9 million

Net loss attributable to OUTFRONT Media Inc. of $20.6 million

Adjusted OIBDA of $64.2 million

AFFO attributable to OUTFRONT Media Inc. of $23.9 million

Quarterly dividend of $0.30 per share, payable June 30, 2025

NEW YORK, May 8, 2025 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended March 31, 2025.

“The first quarter came in largely as expected despite an uncertain economic climate.” said Nick Brien, Interim Chief Executive Officer of OUTFRONT Media. “Although recent macroeconomic events have further increased the uncertainty in the market, we remain confident in the health and strength of our business in both the short and long-term.”

	Three Months Ended March 31,
$ in Millions, except per share amounts	2025	2024
Revenues	$390.7	$408.5
Organic revenues	390.7	389.9
Operating income	13.9	14.0
Adjusted OIBDA	64.2	66.5
Net loss before allocation to redeemable and non-redeemable noncontrolling interests	(20.7)	(27.1)
Net loss[1]	(20.6)	(27.2)
Net loss per share[1,2,3]	($0.14)	($0.18)
Funds From Operations (FFO)[1]	26.5	22.3
Adjusted FFO (AFFO)[1]	23.9	23.2
Shares outstanding[3]	166.4	161.4
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) References to "Net income (loss)", "Net income (loss) per share", “FFO” and “AFFO” mean "Net income (loss) attributable to OUTFRONT Media Inc.", "Net income (loss) attributable to OUTFRONT Media Inc. per common share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 2) References to “per share” mean per common share for diluted earnings per weighted average share; 3) Diluted weighted average shares outstanding. As previously disclosed, on January 17, 2025, the Company effected a reverse stock split of the Company’s common stock. All shares of the Company’s common stock and per-share data included in this document have been retroactively adjusted as though the reverse stock split has been effected prior to all periods presented.

First Quarter 2025 Results

We currently manage our operations through two reportable operating segments — (1) Billboard and (2) Transit. On June 7, 2024, we sold all of our equity interests in Outdoor Systems Americas ULC and its subsidiaries (the “Transaction”), which hold all of the assets of our outdoor advertising business in Canada (the “Canadian Business”). Prior to its sale, the Canadian Business comprised our International operating segment, which did not meet the criteria to be a reportable segment, and accordingly, was included in Other.

The following reported results include the historical results of the Canadian Business through the date of sale.

Consolidated
Reported revenues of $390.7 million decreased $17.8 million, or 4.4%, for the first quarter of 2025 as compared to the same prior-year period. Organic revenues of $390.7 million increased $0.8 million, or 0.2%.

Total operating expenses of $221.3 million decreased $17.4 million, or 7.3%, compared to the same prior-year period, due primarily to lower variable property lease expenses, the impact of the Transaction and lost billboards.

Selling, General and Administrative expenses (“SG&A”) of $114.7 million increased $4.2 million, or 3.8%, compared to the same prior-year period, due primarily to higher compensation-related expenses, including severance and salaries, and higher professional fees, as a result of a management consulting project, partially offset by the impact of the Transaction and the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees. We continue to evaluate methods to lower SG&A expense growth.

Adjusted OIBDA of $64.2 million decreased $2.3 million, or 3.5%, compared to the same prior-year period.

Segment Results

Billboard
Reported billboard segment revenues of $310.7 million decreased $3.2 million, or 1.0%, compared to the same prior-year period, driven by the impact of lost billboards in the period and lower proceeds from condemnations, partially offset by an increase in average revenue per display (yield), including the impact of programmatic platforms on digital billboard revenues. Organic billboard segment revenues of $310.7 million decreased $3.2 million, or 1.0%.

Operating expenses decreased $7.2 million, or 4.7%, due primarily to lost billboards and lower variable billboard property lease costs, lower maintenance and utilities cost, and lower posting and rotation costs, partially offset by higher compensation-related expenses.

SG&A expenses increased by $2.1 million, or 3.2%, due primarily to higher compensation related expenses, including salaries and commissions, higher travel and entertainment expenses and a higher allowance for bad debt.

Adjusted OIBDA of $99.0 million increased $1.9 million, or 2.0%, compared to the same prior-year period.

Transit
Reported transit segment revenues of $77.7 million increased $2.0 million, or 2.6%, compared to the same prior-year period, due primarily to an increase in average revenue per display (yield), partially offset by the impact of new and lost transit franchise contracts in the period. Organic transit segment revenues of $77.7 million increased $2.0 million, or 2.6%.

Operating expenses increased $0.5 million, or 0.7%, due primarily to higher guaranteed minimum annual payments to the New York Metropolitan Transportation Authority (the “MTA”) and higher maintenance and utilities costs, offset by lower variable franchise expenses.

SG&A expenses increased $0.4 million, or 2.4%, due primarily to higher professional fees and a higher allowance for bad debt.

Adjusted OIBDA loss of $14.2 million declined by $1.1 million, or 7.2%, compared to the same prior-year period.

Other
Reported revenues of $2.3 million decreased $16.6 million, or 87.8%, primarily driven by the impact of the Transaction. Organic revenues decreased $2.0 million.
Operating expenses decreased $10.7 million, or 85.6%, due primarily to the impact of the Transaction.
SG&A expenses decreased $5.5 million, driven primarily by the impact of the Transaction.

Adjusted OIBDA of $0.5 million decreased $0.4 million, or 44.4%, compared to the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, increased $4.9 million, or 30.2%, to $21.1 million, due primarily to higher compensation-related expenses, including severance, and higher professional fees, including fees related to a management consulting project, partially offset by the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees.

Interest Expense
Net interest expense in the first quarter of 2025 was $36.0 million, including amortization of deferred financing costs of $1.5 million, as compared to $41.4 million, including amortization of deferred financing costs of $1.6 million, in the same prior-year period. The decrease was due primarily to a lower average debt balance and lower interest rates. The weighted average cost of debt was 5.4% as of March 31, 2025 and 5.7% as of March 31, 2024.

Income Taxes
The provision for income taxes was $0.5 million in the first quarter of 2025 compared to a benefit for income taxes of $0.5 million in the same prior-year period, due primarily to the inclusion of foreign operations before the impact of the Transaction. Cash paid for income taxes in the three months ended March 31, 2025 was not material.

Net Loss Attributable to OUTFRONT Media Inc.
Net loss attributable to OUTFRONT Media Inc. decreased $6.6 million, or 24.3%, in the first quarter of 2025 compared to the same prior-year period. Diluted weighted average shares outstanding were 166.4 million for the first quarter of 2025 compared to 161.4 million for the same prior-year period. Net loss attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.14 in the first quarter of 2025 compared to $0.18 in the same prior-year period.

FFO
FFO attributable to OUTFRONT Media Inc. was $26.5 million in the first quarter of 2025, an increase of $4.2 million, or 18.8%, from the same prior-year period, driven primarily by lower interest expense and the impact of an impairment charge in 2024, partially offset by higher stock-based compensation.

AFFO
AFFO attributable to OUTFRONT Media Inc. was $23.9 million in the first quarter of 2025, an increase of $0.7 million, or 3.0%, from the same prior-year period, due primarily to lower interest expense and higher equity earnings, partially offset by lower Adjusted OIBDA, lower non-cash effect of straight-line rent and higher maintenance capital expenditures.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $33.6 million for the three months ended March 31, 2025,increased $3.0 million, or 9.8%, compared to $30.6 million in the same prior-year period, primarily due to the timing of receivables and a lower net loss in 2025 compared to 2024, due to an impairment charge in 2024, and lower interest expense, partially offset by a larger use of cash related to accounts payable and accrued expenses, driven by higher incentive compensation payments made in 2025. Total capital expenditures decreased $1.2 million, or 6.5%, to $17.2 million for the three months ended March 31, 2025, compared to the same prior-year period.

Dividends
In the three months ended March 31, 2025, we paid cash dividends of $53.0 million, including $50.8 million on our common stock and vested restricted share units granted to employees and $2.2 million on our Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). We announced on May 8, 2025, that our board of directors has approved a quarterly cash dividend on our common stock of $0.30 per share payable on June 30, 2025, to stockholders of record at the close of business on June 6, 2025.

Balance Sheet and Liquidity
As of March 31, 2025, our liquidity position included unrestricted cash of $30.5 million and $494.8 million of availability under our $500.0 million revolving credit facility, net of $5.2 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility, and $100.0 million of additional availability under our accounts receivable securitization facility. During the three months ended March 31, 2025, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. As of March 31, 2025, the maximum number of shares of our common stock that could be required to be issued on conversion of the outstanding shares of the Series A Preferred Stock was approximately 7.8 million shares. Total indebtedness as of March 31, 2025 was $2.6 billion, excluding $15.9 million of deferred financing costs, and includes a $400.0 million term loan, $450.0 million of senior secured notes, $1.7 billion of senior unsecured notes, and $50.0 million borrowings under our accounts receivable securitization facility.

Conference Call
We will host a conference call to discuss the results on May 8, 2025, at 4:30 p.m. Eastern Time. The conference call numbers are 833-470-1428 (U.S. callers) and 404-975-4839 (International callers) and the passcode for both is 863178. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.outfront.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.outfront.com.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard and transit assets in the United States. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors	Media
Stephan Bisson	Courtney Richards
Investor Relations	Events & Communications
(212) 297-6573	(646) 876-9404
stephan.bisson@outfront.com	courtney.richards@outfront.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding revenues associated with the impact of the Transaction (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and impairment charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “FFO” and “AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and redeemable and non-redeemable noncontrolling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes certain non-cash items, including non-real estate depreciation and amortization, impairment charges on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our redeemable and non-redeemable noncontrolling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; the severity and duration of pandemics, and the impact on our business, financial condition and results of operations; competition; government regulation; our ability to operate our digital display platform; losses and costs resulting from recalls and product liability, warranty and intellectual property claims; our ability to obtain and renew key municipal contracts on favorable terms; taxes, fees and registration requirements; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; environmental, health and safety laws and regulations; expectations relating to environmental, social and governance considerations; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive investments or business opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; the ability of our board of directors to revoke our REIT election at any time without stockholder approval; the Internal Revenue Service may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Revision of Previously Issued Financial Information
In the third quarter of 2024, we identified an error related to the accounting for noncontrolling interests in our consolidated joint ventures, which include buy/sell clauses. The error related to the appropriate classification of these noncontrolling interests as redeemable and recognition of these redeemable noncontrolling interests at the maximum redemption value for each period. The

Company assessed the materiality of the error on its previously issued financial statements in accordance with the SEC’s Staff Accounting Bulletin (“SAB”) No. 99 and SAB No. 108 and concluded that the amount was not material, individually or in the aggregate, to any of its previously issued financial statements, but would have been material to certain of our financial statements in the current period. Accordingly, we have revised our previously issued financial information. All relevant prior period amounts affected by these revisions have been corrected in the applicable financial information included in the exhibits below. Any prior periods not presented herein may be revised in future filings to the extent necessary.

The impact of the revisions have been reflected throughout this document, including in the applicable financial information included in the exhibits below. There is no impact to net cash provided by operating activities, investing activities, or financing activities in our Consolidated Statements of Cash Flows, which is included in the exhibits below.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2025	2024
Revenues	$390.7	$408.5
Expenses:
Operating	221.3	238.7
Selling, general and administrative	114.7	110.5
Net loss on dispositions	0.1	0.1
Impairment charges	—	9.1
Depreciation	23.6	18.5
Amortization	17.1	17.6
Total expenses	376.8	394.5
Operating income	13.9	14.0
Interest expense, net	(36.0)	(41.4)
Loss before benefit (provision) for income taxes and equity in earnings of investee companies	(22.1)	(27.4)
Benefit (provision) for income taxes	(0.5)	0.5
Equity in earnings of investee companies, net of tax	1.9	(0.2)
Net loss before allocation to redeemable and non-redeemable noncontrolling interests	(20.7)	(27.1)
Net income (loss) attributable to redeemable and non-redeemable noncontrolling interests	(0.1)	0.1
Net loss attributable to OUTFRONT Media Inc.	$(20.6)	$(27.2)

Net loss per common share:
Basic	$(0.14)	$(0.18)
Diluted	$(0.14)	$(0.18)

Weighted average shares outstanding:
Basic	166.4	161.4
Diluted	166.4	161.4

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	March 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$30.5	$46.9
Receivables, less allowance ($21.4 in 2025 and $20.6 in 2024)	258.5	305.3
Prepaid lease and franchise costs	3.9	4.0
Other prepaid expenses	17.4	17.8
Other current assets	11.0	11.8
Total current assets	321.3	385.8
Property and equipment, net	648.8	648.9
Goodwill	2,006.4	2,006.4
Intangible assets	642.9	652.0
Operating lease assets	1,495.3	1,503.8
Other assets	17.6	18.3
Total assets	$5,132.3	$5,215.2

Liabilities:
Current liabilities:
Accounts payable	$42.4	$51.4
Accrued compensation	37.7	56.7
Accrued interest	23.0	34.5
Accrued lease and franchise costs	59.6	82.8
Other accrued expenses	57.1	54.3
Deferred revenues	59.5	42.8
Short-term debt	50.0	10.0
Short-term operating lease liabilities	177.4	168.7
Other current liabilities	23.1	19.6
Total current liabilities	529.8	520.8
Long-term debt, net	2,483.7	2,482.5
Asset retirement obligation	34.2	33.9
Operating lease liabilities	1,336.3	1,351.8
Other liabilities	42.6	42.2
Total liabilities	4,426.6	4,431.2

Commitments and contingencies

Redeemable noncontrolling interests	17.4	13.6
Preferred stock (2025 - 50.0 shares authorized, and 0.1 shares of Series A Preferred Stock issued and outstanding; 2024 - 50.0 shares authorized, and 0.1 shares issued and outstanding)	119.8	119.8
Stockholders’ equity:
Common stock (2025 - 450.0 shares authorized, and 167.1 shares issued and outstanding; 2024 - 450.0 shares authorized, and 166.0 issued and outstanding)	1.7	1.7
Additional paid-in capital	2,484.4	2,493.6
Distribution in excess of earnings	(1,919.1)	(1,846.2)
Accumulated other comprehensive loss	(0.1)	(0.1)
Total stockholders’ equity	566.9	649.0
Noncontrolling interests	1.6	1.6
Total liabilities and equity	$5,132.3	$5,215.2

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2025	2024
Operating activities:
Net loss attributable to OUTFRONT Media Inc.	$(20.6)	$(27.2)
Adjustments to reconcile net income (loss) to net cash flow provided by operating activities:
Net income (loss) attributable to redeemable and non-redeemable noncontrolling interests	(0.1)	0.1
Depreciation and amortization	40.7	36.1
Deferred tax provision	—	1.0
Stock-based compensation	9.5	7.2
Provision for doubtful accounts	1.5	1.1
Accretion expense	0.7	0.8
Net loss on dispositions	0.1	0.1
Equity in earnings of investee companies, net of tax	(1.9)	0.2
Distributions from investee companies	0.3	0.7
Amortization of deferred financing costs and debt discount and premium	1.5	1.6
Change in assets and liabilities, net of investing and financing activities:
Decrease in receivables	45.3	34.9
(Increase) decrease in prepaid expenses and other current assets	0.8	(2.0)
Decrease in accounts payable and accrued expenses	(67.8)	(41.6)
Increase in operating lease assets and liabilities	2.1	3.6
Increase in deferred revenues	16.7	14.7
Increase in income taxes	0.5	1.2
Decrease in assets and liabilities held for sale, net	—	(0.5)
Other, net	4.3	(1.4)
Net cash flow provided by operating activities	33.6	30.6

Investing activities:
Capital expenditures	(17.2)	(18.4)
Acquisitions	(5.7)	(6.0)
MTA franchise rights	(4.0)	—
Net proceeds from dispositions	0.7	5.4
Return of investments in investee companies	1.5	—
Net cash flow used for investing activities	(24.7)	(19.0)

Financing activities:
Proceeds from borrowings under short-term debt facilities	50.0	65.0
Repayments of borrowings under short-term debt facilities	(10.0)	(10.0)
Payments of deferred financing costs	—	(0.1)
Taxes withheld for stock-based compensation	(12.3)	(7.4)
Dividends	(53.0)	(52.4)
Net cash flow used for financing activities	(25.3)	(4.9)

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2025	2024
Effect of exchange rate changes on cash and cash equivalents	—	(0.3)
Net increase (decrease) in cash and cash equivalents	(16.4)	6.4
Cash and cash equivalents at beginning of period	46.9	36.0
Cash and cash equivalents at end of period	$30.5	$42.4

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$0.1
Cash paid for interest	46.2	51.2

Non-cash investing and financing activities:
Accrued purchases of property and equipment	13.4	8.0
Accrued MTA franchise rights	1.6	—
Taxes withheld for stock-based compensation	2.6	0.1

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended March 31, 2025
(in millions, except percentages)	Billboard	Transit	Other	Corporate	Consolidated
Revenues	$310.7	$77.7	$2.3	$—	$390.7

Organic revenues(a)	$310.7	$77.7	$2.3	$—	$390.7
Non-organic revenues(b)	$—	$—	$—	$—	$—

Operating income (loss)	$61.0	$(17.0)	$0.5	$(30.6)	$13.9
Net (gain) loss on dispositions	0.7	(0.6)	—	—	0.1
Depreciation	21.6	2.0	—	—	23.6
Amortization	15.7	1.4	—	—	17.1
Stock-based compensation	—	—	—	9.5	9.5
Adjusted OIBDA	$99.0	$(14.2)	$0.5	$(21.1)	$64.2

Adjusted OIBDA margin	31.9%	(18.3)%	21.7%	*	16.4%

	Three Months Ended March 31, 2024
(in millions, except percentages)	Billboard	Transit	Other	Corporate	Consolidated
Revenues	$313.9	$75.7	$18.9	$—	$408.5

Organic revenues(a)	$313.9	$75.7	$0.3	$—	$389.9
Non-organic revenues(b)	$—	$—	$18.6	$—	$18.6

Operating income (loss)	$63.7	$(27.2)	$0.9	$(23.4)	$14.0
Net loss on dispositions	—	0.1	—	—	0.1
Impairment charges	—	9.1	—	—	9.1
Depreciation	16.7	1.8	—	—	18.5
Amortization	16.7	0.9	—	—	17.6
Stock-based compensation	—	—	—	7.2	7.2
Adjusted OIBDA	$97.1	$(15.3)	$0.9	$(16.2)	$66.5

Adjusted OIBDA margin	30.9%	(20.2)%	4.8%	*	16.3%

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2025	2024
Net loss attributable to OUTFRONT Media Inc.	$(20.6)	$(27.2)
Depreciation of billboard advertising structures	18.8	13.6
Amortization of real estate-related intangible assets	15.1	16.1
Amortization of direct lease acquisition costs	13.2	13.1
Net loss on disposition of real estate assets	0.1	0.1
Impairment charge(c)	—	6.7
Adjustment related to redeemable and non-redeemable noncontrolling interests	(0.1)	(0.1)
FFO attributable to OUTFRONT Media Inc.	$26.5	$22.3
Non-cash portion of income taxes	0.5	(0.6)
Cash paid for direct lease acquisition costs	(16.4)	(15.3)
Maintenance capital expenditures	(6.3)	(4.7)
Other depreciation	4.8	4.9
Other amortization	2.0	1.5
Impairment charge on non-real estate assets(c)	—	2.4
Stock-based compensation	9.5	7.2
Non-cash effect of straight-line rent	1.1	3.1
Accretion expense	0.7	0.8
Amortization of deferred financing costs	1.5	1.6
AFFO attributable to OUTFRONT Media Inc.	$23.9	$23.2
Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,
(in millions)	2025	2024
Adjusted OIBDA	$64.2	$66.5
Interest expense, net, less amortization of deferred financing costs	(34.5)	(39.8)
Cash paid for income taxes(d)	—	(0.1)
Direct lease acquisition costs	(3.2)	(2.2)
Maintenance capital expenditures	(6.3)	(4.7)
Equity in earnings of investee companies, net of tax	1.9	(0.2)
Non-cash effect of straight-line rent	1.1	3.1
Accretion expense	0.7	0.8
Adjustment related to redeemable and non-redeemable noncontrolling interests	—	(0.2)
AFFO attributable to OUTFRONT Media Inc.	$23.9	$23.2

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2025	2024	Change
Operating expenses:
Billboard property lease	$109.2	$121.7	(10.3)%
Transit franchise	58.0	59.0	(1.7)
Posting, maintenance and other	54.1	58.0	(6.7)
Total operating expenses	$221.3	$238.7	(7.3)

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended
	March 31,		%
(in millions, except percentages)	2025	2024	Change
Billboard:
Billboard property lease	$109.2	$115.5	(5.5)%
Billboard posting, maintenance and other	35.7	36.6	(2.5)
Billboard operating expenses	$144.9	$152.1	(4.7)
Billboard SG&A expenses	$66.8	$64.7	3.2

Transit:
Transit franchise	$58.0	$58.0	—
Transit posting, maintenance and other	16.6	16.1	3.1
Transit operating expenses	$74.6	$74.1	0.7
Transit SG&A expenses	$17.3	$16.9	2.4

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)Organic revenues exclude revenues associated with the impact of the sale of our equity interests in Outdoor Systems Americas ULC and its subsidiaries (the “Transaction”), which hold all of the assets of our outdoor advertising business in Canada (“non-organic revenues”).
(b)In the three months ended March 31, 2024, non-organic revenues reflect the impact of the Transaction.
(c)Impairment charge related to our Transit reporting unit and MTA asset group.
(d)Cash paid for income taxes is presented in this table net of cash paid for income taxes related to a net gain on disposition of real estate assets associated with the Transaction.

* Calculation not meaningful.